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                                                                   Exhibit 10.12
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                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
               1999 Nonemployee Company Director Stock Grant Plan



1.  Purposes of the Plan
    --------------------

          The purposes of the 1999 Nonemployee Company Director Stock Grant Plan of Hawaiian Electric Industries, Inc. are to provide participating directors with additional incentives to improve the Company's performance by increasing the level of stock owned by such nonemployee directors to reinforce the participating directors' role in enhancing stockholder value, and to provide an additional means of attracting and retaining such nonemployee directors through the issuance of Common Stock under the Plan as compensation to Nonemployee Company Directors.


2.   Definitions
     -----------

          When used herein, the following terms shall have the respective meanings set forth below:

          (a) "Annual Retainer" means the annual retainer payable to all Nonemployee Company Directors as provided in the 1990 Nonemployee Director Stock Plan.

          (b) "Annual Meeting of Stockholders" means the annual meeting of stockholders of the Company at which directors of the Company are elected.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Committee" means a committee whose members meet the requirements of Section 4(a) hereof, appointed from time to time by the Board to administer the Plan.

          (e) "Common Stock" means the common stock, without par value, of the Company.

          (f) "Company" means Hawaiian Electric Industries, Inc., a Hawaii corporation, and any successor corporation.

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          (g) "Employee" means any officer or employee of the Company or any of its direct or indirect subsidiaries or affiliates (whether or not such subsidiary or affiliate participates in the Plan).

          (h) "1990 Nonemployee Director Stock Plan" means the 1990 Nonemployee Director Stock Plan, as it may be amended from time to time, or any successor thereto.

          (i) "Nonemployee Company Director" or "Participant" means any person who is elected or appointed to the Board of Directors of the Company and who is not an Employee.

          (j) "Plan" means the Company's 1999 Nonemployee Company Director Stock Grant Plan, effective April 27, 1999, as set forth herein, as it may be amended from time to time.

          (k) "Stock Grant" means the grant of shares of Common Stock to Company Directors for services rendered as a director of the Company, as provided in Section 6(a) hereof.


3.   Shares of Common Stock Subject to the Plan
     ------------------------------------------

          Subject to adjustment as provided in Section 9 of the 1990 Nonemployee Director Stock Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Plan, when taken together with shares reserved for issuance under the 1990 Nonemployee Director Stock Plan heretofore or hereafter granted thereunder, shall not exceed 100,000 shares. The Common Stock to be issued under the Plan will be made available from authorized but unissued shares of Common Stock, and the Company shall set aside and reserve for issuance under the Plan said number of shares.


4.   Administration of the Plan
     --------------------------

          (a) The Plan will be administered by the Committee, which will consist of three or more persons who are not eligible to participate in the Plan. Members of the Committee need not be members of the Board. The Company shall pay all costs of administration of the Plan.

          (b) Subject to the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and

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     authority (i) to determine all questions of fact that may arise under the
     Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, and (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company, and the Plan will be able to comply with all applicable provisions of any federal, state or local law, including securities laws and laws relating to the withholding of tax. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote at a meeting of the Committee (at which members may participate by telephone) or by the unanimous written consent of its members.

          (c) Neither the Company nor any representatives, employees or agents of the Company, nor any member of the Board or the Committee or designee thereof will be liable for any damages resulting from any action or determination made by the Board or the Committee with respect to the Plan or any transaction arising under the Plan or any omission in connection with the Plan in the absence of willful misconduct or gross negligence.


5.   Participation in the Plan
     -------------------------

          (a) All Nonemployee Company Directors shall participate in the Plan, subject to the conditions and limitations of the Plan, so long as they remain eligible to participate in the Plan.

          (b) No Nonemployee Company Director shall be eligible for a Stock Grant if, at the time such grant will otherwise be made, such Nonemployee Company Director owns (or is deemed to own) directly or indirectly, shares of Common Stock representing more than ten percent of the total combined voting power of all classes of stock of the Company. The compensation, if any, of such directors shall be determined by the Board or the Committee.

6.   Determination of Nonemployee Company Directors' Stock Grants
     ------------------------------------------------------------

          (a) Each Nonemployee Company Director who is a Nonemployee Company Director immediately following the date of the Annual Meeting of Stockholders of the Company shall receive, in addition to the Annual Retainer payable to such Nonemployee Company Director, a Stock Grant equal to three hundred (300) shares of Common Stock, for serving as a Nonemployee Company Director. Stock Grants shall be allocated to Nonemployee Company Directors as soon as practicable following the respective Annual Meeting of Stockholders of the Company. Each Nonemployee Company Director who thereafter becomes a

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     Nonemployee Company Director for the first time (whether by election or appointment as a director of the Company or by change in status from an Employee to a non-Employee), shall receive, in addition to any Annual Retainer payable to such Nonemployee Company Director, a Stock Grant equal to three hundred (300) shares of Common Stock, for serving as a Nonemployee Company Director. Such Stock Grants shall be allocated to each such Nonemployee Company Director as soon as practicable following the date such Nonemployee Company Director is first elected or appointed to the Board or otherwise becomes a Nonemployee Company Director.

          (b) No Nonemployee Company Director shall be required to forfeit or otherwise return to the Company any shares of Common Stock issued to him or her as a Stock Grant pursuant to the Plan notwithstanding any change in status of such Nonemployee Company Director which renders him or her ineligible to continue as a Participant in the Plan. Any person who is a Nonemployee Company Director immediately following the date of the Annual Meeting of Stockholders of the Company who was eligible to receive a Stock Grant pursuant to Section 6(b) above, shall be entitled to receive such grant notwithstanding any change in status of such Nonemployee Company Director which renders such director ineligible to continue participation in the Plan prior to delivery of certificates evidencing shares of Common Stock.


7.  Stockholder Rights
    ------------------

         (a) Nonemployee Company Directors shall not be deemed for any purpose to be or have rights as stockholders of the Company with respect to any shares of Common Stock except as and when such shares are issued and then only from the date of the certificate therefor. No adjustment shall be made for dividends or distributions or other rights for which the record date precedes the date of such stock certificate.

         (b) Subject to the provisions of Section 7(a) above, a Participant will have all rights of a stockholder with respect to Common Stock issued to the Participant, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.


8.  Continuation of Director or Other Status
    ----------------------------------------

         Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a Nonemployee Company Director as a director or in any other capacity

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     for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of the Company to terminate a Participant in his or her capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him or her as a Participant under the Plan.

9.   Compliance with Government Regulations
     --------------------------------------

          Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules, and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Board or the Committee may require a Participant to take any such action and to make any such covenants, agreements and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register the shares of Common Stock issued or issuable under the Plan pursuant to the Securities Act of 1933, as now or hereafter amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933, as amended (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if available, or any successor provisions.


10.  Nontransferability of Rights
     ----------------------------

          No Participant shall have the right to assign the right to receive any Stock Grant or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such grant (prior to the issuance of stock certificates evidencing such Stock Grant) or any such right or interest.

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11.  Amendment and Termination of Plan
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          (a) The Board will have the power in its discretion, to amend, suspend or terminate the Plan at any time.

         (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair, or adversely affect any right or obligations under any Stock Grant previously granted under the Plan to such Participant, unless such amendment, suspension or termination is required by applicable law.

         (c) Notwithstanding the foregoing, the Board may amend the Plan or modify Stock Grants under the Plan (i) in response to changes in securities or other laws, or rules, regulations or regulatory interpretations thereof, applicable to the Plan, or (ii) to comply with stock exchange rules or requirements.


12. Governing Law
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         The laws of the State of Hawaii shall govern and control the interpretation and application of the terms of the Plan.


13. Effective Date and Duration of the Plan
    ---------------------------------------

         The Plan, as amended, will become effective as of April 27, 1999. Unless previously terminated by the Board, the Plan will terminate on April 27, 2010.

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